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                                                                   Exhibit 12.3


                         U.S. BANCORP AND SUBSIDIARIES
           COMPUTATION OF RATIOS ON A BEFORE ACCOUNTING CHANGE BASIS



                                                                Year Ended
                                                                December 31,
                                                                   1992
                                                               --------------
                                                               (In Thousands)
Income before cumulative effect of accounting changes           $   271,446
Less preferred dividend requirement                                  (5,349)
                                                                -----------
Income before cumulative effect of accounting changes
  applicable to common stock                                    $   266,097
                                                                ===========

Average common equity before accounting changes                 $ 1,893,022
Adjustment for cumulative effect of accounting changes              (59,890)
                                                                -----------
Average common equity, adjusted for accounting changes          $ 1,833,132
                                                                ===========

Average assets                                                  $25,335,202
                                                                ===========

Returns on a Before Accounting Change Basis
Return on average common equity                                       14.06%
Return on average assets                                               1.07%
